UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Campbell Global Trend Fund, L.P.
(Exact name of registrant as specified in its charter)

Delaware	27-1412568
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Campbell & Company, Inc.
2850 Quarry Lake Drive, Baltimore, Maryland	21209
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-166321 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units of Limited Partnership Interest
(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.

A description of registrant’s securities to be registered is set forth under the caption “GLOBAL TREND FUND SUMMARY – General Global Trend Fund” in the registrant’s registration statement on Form S-1 (File No. 333-166321) filed with the Securities and Exchange Commission on April 27, 2010, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference.  The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”), shall be deemed incorporated herein by reference.

Item 2.   Exhibits.

The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number     Description of Document

4.1                           Amended Agreement of Limited Partnership of Campbell Global Trend Fund, L.P.1
_______________________
1 Previously filed as an exhibit to the Registration Statement on Form S-1 (333-166321) on April 27, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Campbell Global Trend Fund, L.P.

By:  Campbell & Company, Inc., its Managing  Owner

By:  /s/ Theresa D. Becks
Name:   Theresa D. Becks
Title:     Chief Executive Officer
  (Principal Executive Officer)

By:  /s/ Gregory T. Donovan
Name:   Gregory T. Donovan
Title:     Chief Financial Officer
  (Principal Financial Officer and Principal Accounting Officer)

Date: March 24, 2011